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                                                                   EXHIBIT 23.02











INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Piper Jaffray Companies, Inc. on Form S-8 of our report dated November 9, 1993, appearing in the Annual Report on Form 10-K of Piper Jaffray Companies, Inc. for the year ended September 30, 1993.





/s/ Deloitte & Touche


Minneapolis, Minnesota
March 31, 1994